EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement No. 333-274067 on Form S-3 of our report dated February 10, 2026, relating to the financial statements of Boardwalk Pipeline Partners, LP appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Houston, Texas
February 10, 2026